Exhibit 12.3

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Peru Copper Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the fiscal year ended December 31, 2004 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2005

/s/ Charles G. Preble
Name: Charles G. Preble
Title: Chief Executive Officer